AMENDMENT NO. 4 TO SHAREHOLDER'S AGREEMENT


     AMENDMENT NO. 4 dated as of July 20, 1993, to the
Shareholder's Agreement dated as of February 18, 1991, as amended
(the "Shareholder's Agreement"), between KIEWIT ENERGY COMPANY,
INC., a Delaware corporation ("Kiewit"), and CALIFORNIA ENERGY
COMPANY, INC., a Delaware corporation (the "Company").

     Kiewit and the Company agree to amend the Shareholder's
Agreement as follows, such amendment to become effective as of July 20, 1993:

     Section 5 of the Shareholder's Agreement is amended by adding the following new paragraph after the existing text:

     "If the Company shall determine to issue Company Securities so as to trigger Kiewit's pre-emptive right hereunder to purchase the Offered Securities, and if under applicable New York Stock Exchange rules the issuance to Kiewit of any or all of the Offered Securities would require shareholder approval (unless issued pursuant to a public offering), then the Company agrees that it will only issue such Company Securities in a public offering or pursuant to shareholder approval or if Kiewit waives it pre-emptive right with respect to such issuance of Company Securities."


                                 KIEWIT ENERGY COMPANY, INC.



                                 By: /s/ Richard R. Jaros
                                      Richard R. Jaros
                                      Vice President


                                 CALIFORNIA ENERGY COMPANY, INC.


                                 By: /s/ Steven A. McArthur
                                      Steven A. McArthur
                                      Vice President